Exhibit 99.1

JFrog Announces Fourth Quarter and Fiscal 2024 Results

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Total Fiscal 2024 Revenues of $428.5 million; up 22% Year-over-Year
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Cloud Revenues up 41% in 2024; driven by migrations and large customer wins
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Security core products equaled 3% of total revenue in 2024; approximately 12% of ending RPO
•
Customers with ARR greater than $1 million equaled 52, up 41% Year-over-Year

Sunnyvale, Calif., February 13, 2025 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

“The landscapes of DevOps, DevSecOps, and MLOps are evolving rapidly, with customer demand for comprehensive, end-to-end solutions that unify and secure the software supply chain, while enabling responsible GenAI adoption. These transformative shifts contributed to our success throughout 2024,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “In 2024, JFrog achieved strong cloud expansion, accelerated Platform adoption, and growth in security, all while delivering high Operating Cash Flow and Free Cash Flow performance. We have solidified our position as the single system of record for all types of software packages and AI models, and we remain committed to amplifying this momentum in 2025.”

Fourth Quarter 2024 Financial Highlights

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Revenue for the fourth quarter of 2024 was $116.1 million, up 19% year-over-year.
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GAAP Gross Profit was $87.6 million; GAAP Gross Margin was 75.4%.
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Non-GAAP Gross Profit was $96.5 million; Non-GAAP Gross Margin was 83.2%.
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GAAP Operating Loss was ($25.4) million; GAAP Operating Margin was (21.9%).
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Non-GAAP Operating Income was $20.9 million; Non-GAAP Operating Margin was 18.0%.
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GAAP Net Loss Per Share was ($0.21); Non-GAAP Diluted Earnings Per Share was $0.19.
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Operating Cash Flow was $49.1 million; Free Cash Flow of $48.5 million.
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Cash, Cash Equivalents and Investments were $522.0 million as of December 31, 2024.
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Remaining performance obligations were $403.1 million as of December 31, 2024.

Fiscal 2024 Financial Highlights

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Revenue for fiscal 2024 was $428.5 million, up 22% year-over-year.
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Security core comprised 5% of ending ARR and approximately 12% of ending RPO.
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GAAP Gross Profit was $330.2 million; GAAP Gross Margin was 77.1%.
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Non-GAAP Gross Profit was $359.1 million; Non-GAAP Gross Margin was 83.8%.
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GAAP Operating Loss was ($91.1) million; GAAP Operating Margin was (21.3%).
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Non-GAAP Operating Income was $63.3 million; Non-GAAP Operating Margin was 14.8%.
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GAAP Net Loss Per Share was ($0.63); Non-GAAP Diluted Earnings Per Share was $0.65.
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Operating Cash Flow was $110.9 million; Free Cash Flow of $107.8 million.

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Approximately 7,300 unique customers versus 7,400 in the prior year.

Recent Business & Product Highlights

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Cloud revenue equaled $49.4 million during the fourth quarter of 2024, an increase of 37% year-over-year. Cloud revenue represented 43% of total revenue, compared to 37% in the year-ago period.
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Net Dollar Retention rate for the trailing four quarters was 116%.
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Customers with greater than $100K ARR increased to 1,018, compared with 886 in the year-ago period.
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Customers with greater than $1 million ARR increased to 52, up from 37 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 54% of total revenue during the fourth quarter of 2024 versus 49% in the year-ago period.
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Announced Strategic Collaboration Agreement with Amazon Web Services to jointly streamline JFrog customer cloud migrations.
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Announced JFrog Security Research’s discovery of thousands of publicly-exposed secrets and proactive community protection against exposure.

First Quarter and Fiscal Year 2025 Outlook

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First Quarter 2025 Outlook:
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Revenue between $116.0 million and $118.0 million
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Non-GAAP operating income between $16.5 million and $17.5 million
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Non-GAAP net income per diluted share between $0.15 and $0.17, assuming approximately 118 million weighted average diluted shares outstanding
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Fiscal Year 2025 Outlook:
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Revenue between $499.0 million to $503.0 million
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Non-GAAP operating income between $73.0 million and $75.0 million
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Non-GAAP net income per diluted share between $0.67 and $0.69, assuming approximately 120 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Fourth Quarter and Fiscal 2024 Financial Results Conference Call
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Date: Thursday, February 13, 2025
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to create a world of software delivered without friction from developer to device. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely, ensuring it is available, traceable, and tamper-proof. The integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us on X @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the first quarter and for the full year of 2025, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to contribute data to global security standards bodies, our ability to innovate and meet market demands and the software supply chain needs of our customers and our expectations regarding the integration and adoption of MLOps technologies into our business, including our ability to successfully integrate into our business operations, and our ability to realize anticipated benefits and synergies from the acquisition of Qwak AI Ltd. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription—self-managed and SaaS	$109,606	$92,052	$406,903	$330,193
License—self-managed	6,472	5,208	21,585	19,693
Total subscription revenue	116,078	97,260	428,488	349,886
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	28,395	20,278	97,758	76,244
License—self-managed(3)	117	145	542	799
Total cost of revenue—subscription	28,512	20,423	98,300	77,043
Gross profit	87,566	76,837	330,188	272,843
Operating expenses:
Research and development(1)(2)	44,919	32,796	160,864	134,584
Sales and marketing(1)(2)(3)	49,978	40,922	190,401	150,675
General and administrative(1)(2)	18,084	18,497	70,021	63,132
Total operating expenses	112,981	92,215	421,286	348,391
Operating loss	(25,415)	(15,378)	(91,098)	(75,548)
Interest and other income, net	5,588	6,411	25,278	21,032
Loss before income taxes	(19,827)	(8,967)	(65,820)	(54,516)
Income tax expense	3,371	2,266	3,416	6,740
Net loss	$(23,198)	$(11,233)	$(69,236)	$(61,256)
Net loss per share, basic and diluted	$(0.21)	$(0.11)	$(0.63)	$(0.59)
Weighted-average shares used in computing net loss per share, basic and diluted	111,985	105,310	109,691	103,318

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,352	$2,919	$14,555	$9,784
Research and development	14,739	9,123	48,192	32,689
Sales and marketing	13,844	8,877	47,603	30,338
General and administrative	5,834	7,332	20,756	22,360
Total share-based compensation expense	$38,769	$28,251	$131,106	$95,171

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$—	$4	$9	$20
Research and development	1,177	370	3,782	7,301
Sales and marketing	477	36	1,087	125
General and administrative	24	3	880	161
Total acquisition-related costs	$1,678	$413	$5,758	$7,607

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$4,497	$2,386	$13,762	$9,546
Cost of revenue: license—self-managed	117	145	542	799
Sales and marketing	1,299	358	3,274	1,431
Total amortization of acquired intangible assets	$5,913	$2,889	$17,578	$11,776

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$49,869	$84,765
Short-term investments	472,138	460,245
Accounts receivable, net	90,712	76,437
Deferred contract acquisition costs	16,465	11,378
Prepaid expenses and other current assets	20,043	12,976
Total current assets	649,227	645,801
Property and equipment, net	5,668	6,663
Deferred contract acquisition costs, noncurrent	25,029	18,032
Operating lease right-of-use assets	14,202	22,427
Intangible assets, net	60,826	25,768
Goodwill	371,512	247,955
Other assets, noncurrent	3,442	5,910
Total assets	$1,129,906	$972,556
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,649	$16,970
Accrued expenses and other current liabilities	51,885	35,815
Operating lease liabilities	7,794	8,272
Deferred revenue	247,187	201,118
Total current liabilities	317,515	262,175
Deferred revenue, noncurrent	27,060	12,987
Operating lease liabilities, noncurrent	6,182	13,954
Other liabilities, noncurrent	5,623	4,317
Total liabilities	356,380	293,433
Shareholders’ equity:
Share capital	315	297
Additional paid-in capital	1,132,224	968,245
Accumulated other comprehensive income	655	1,013
Accumulated deficit	(359,668)	(290,432)
Total shareholders’ equity	773,526	679,123
Total liabilities and shareholders’ equity	$1,129,906	$972,556

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(23,198)	$(11,233)	$(69,236)	$(61,256)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,855	3,791	21,460	15,303
Share-based compensation expense	38,769	28,251	131,106	95,171
Non-cash operating lease expense	2,066	2,163	8,389	8,457
Net amortization of premium or discount on investments	(1,432)	(1,817)	(6,566)	(6,405)
Losses (gains) on foreign exchange	282	448	642	(421)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	2,270	(15,446)	(13,512)	(14,109)
Prepaid expenses and other assets	(898)	1,632	(7,821)	2,162
Deferred contract acquisition costs	(3,934)	(3,038)	(12,084)	(7,807)
Accounts payable	(5,648)	1,824	(7,317)	1,705
Accrued expenses and other liabilities	5,881	5,746	13,839	10,681
Operating lease liabilities	(1,900)	(1,898)	(8,107)	(7,716)
Deferred revenue	30,005	22,170	60,131	38,390
Net cash provided by operating activities	49,118	32,593	110,924	74,155
Cash flows from investing activities:
Purchases of short-term investments	(134,045)	(89,096)	(513,591)	(392,406)
Maturities of short-term investments	69,025	74,065	409,914	336,883
Sales of short-term investments	—	—	98,178	4,029
Purchases of property and equipment	(634)	(618)	(3,143)	(1,982)
Acquisition of business, net of cash acquired	—	—	(156,714)	—
Net cash used in investing activities	(65,654)	(15,649)	(165,356)	(53,476)
Cash flows from financing activities:
Proceeds from exercise of share options	1,548	4,552	10,352	9,985
Proceeds from employee share purchase plan	—	—	8,744	6,665
Proceeds from employee equity transactions, net of payments to tax authorities	2,859	2,053	2,135	1,721
Net cash provided by financing activities	4,407	6,605	21,231	18,371
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(249)	232	(949)	120
Net increase (decrease) in cash, cash equivalents, and restricted cash	(12,378)	23,781	(34,150)	39,170
Cash, cash equivalents, and restricted cash—beginning of period	63,005	60,996	84,777	45,607
Cash, cash equivalents, and restricted cash—end of period	$50,627	$84,777	$50,627	$84,777
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$49,869	$84,765	$49,869	$84,765
Restricted cash included in prepaid expenses and other current assets	758	12	758	12
Total cash, cash equivalents, and restricted cash	$50,627	$84,777	$50,627	$84,777

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$87,566	$76,837	$330,188	$272,843
Plus: Share-based compensation expense	4,352	2,919	14,555	9,784
Plus: Acquisition-related costs	—	4	9	20
Plus: Amortization of acquired intangibles	4,614	2,531	14,304	10,345
Non-GAAP gross profit	$96,532	$82,291	$359,056	$292,992
GAAP gross margin	75.4%	79.0%	77.1%	78.0%
Non-GAAP gross margin	83.2%	84.6%	83.8%	83.7%

Reconciliation of operating expenses
GAAP research and development	$44,919	$32,796	$160,864	$134,584
Less: Share-based compensation expense	(14,739)	(9,123)	(48,192)	(32,689)
Less: Acquisition-related costs	(1,177)	(370)	(3,782)	(7,301)
Non-GAAP research and development	$29,003	$23,303	$108,890	$94,594

GAAP sales and marketing	$49,978	$40,922	$190,401	$150,675
Less: Share-based compensation expense	(13,844)	(8,877)	(47,603)	(30,338)
Less: Acquisition-related costs	(477)	(36)	(1,087)	(125)
Less: Amortization of acquired intangibles	(1,299)	(358)	(3,274)	(1,431)
Non-GAAP sales and marketing	$34,358	$31,651	$138,437	$118,781

GAAP general and administrative	$18,084	$18,497	$70,021	$63,132
Less: Share-based compensation expense	(5,834)	(7,332)	(20,756)	(22,360)
Less: Acquisition-related costs	(24)	(3)	(880)	(161)
Non-GAAP general and administrative	$12,226	$11,162	$48,385	$40,611

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(25,415)	$(15,378)	$(91,098)	$(75,548)
Plus: Share-based compensation expense	38,769	28,251	131,106	95,171
Plus: Acquisition-related costs	1,678	413	5,758	7,607
Plus: Amortization of acquired intangibles	5,913	2,889	17,578	11,776
Non-GAAP operating income	$20,945	$16,175	$63,344	$39,006
GAAP operating margin	(21.9)%	(15.8)%	(21.3)%	(21.6)%
Non-GAAP operating margin	18.0%	16.6%	14.8%	11.1%

Reconciliation of net income (loss)
GAAP net loss	$(23,198)	$(11,233)	$(69,236)	$(61,256)
Plus: Share-based compensation expense	38,769	28,251	131,106	95,171
Plus: Acquisition-related costs	1,678	413	5,758	7,607
Plus: Amortization of acquired intangibles	5,913	2,889	17,578	11,776
Less: Income tax effects	(1,339)	1,171	(10,534)	2,829
Non-GAAP net income	$21,823	$21,491	$74,672	$56,127
Net income per share - basic	$0.19	$0.20	$0.68	$0.54
Net income per share - diluted	$0.19	$0.19	$0.65	$0.51
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	111,985	105,310	109,691	103,318
Add: Dilutive ordinary share equivalents	4,017	5,622	5,576	5,715
Non-GAAP weighted-average shares used to compute net income per share - diluted	116,002	110,932	115,267	109,033

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$49,118	$32,593	$110,924	$74,155
Less: purchases of property and equipment	(634)	(618)	(3,143)	(1,982)
Free cash flow	$48,484	$31,975	$107,781	$72,173